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                                                                    Exhibit 4.12

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of February 2000

BETWEEN:

(1) The persons whose names and addresses are set out in the first column of Exhibit 1 (the "Selling Shareholders");

(2) Samsung Electro-Mechanics Co.Ltd., a company organized under the laws of the Republic of Korea, of 314 Maetan 3-Dong, Paldal-Gu, Suwon, Kyunggi-Do, Korea 442-743 Korea and Samsung Venture Investment Corp., a company organized under the laws of the Republic of Korea, of and 16th Floor Samsung Yeok Sam Bldg. 647-9, Yeok Sam-Dong, KangNam-Gu, Korea 135-080 (collectively referred to as the "Purchaser"); and

(3) RADVision Ltd. of Raoul Wallenberg Street, Tel Aviv 69719, Israel (the "Company" and collectively with the Selling Shareholders, the "Sellers").

WHEREAS:

A. The Company has filed a registration statement with the U.S. Securities and Exchange Commission for the purpose of an initial public offering (the "IPO") of its ordinary shares, par value NIS 0.1 per share (the "Ordinary Shares");

B. The Purchaser desires to purchase an aggregate of 1,000,000 Ordinary Shares (the "Shares") from the Sellers according to the following proportion: Samsung Electro-Mechanics Co., Four Hundred Thousand (400,000) Shares and Samsung Venture Investment Corp Six Hundred thousand (600,000) Shares. The purchase of the Shares shall be at a price per share equal to the initial public offering price of the Ordinary Shares, subject to the terms and conditions set forth herein; and

C. The Selling Shareholders desire to sell to the Purchaser Seven Hundred Seventy Four Thousand Nine Hundred and Forty Five (774,945) of the Shares (the "Selling Shareholders' Shares") and the Company desires to sell to the Purchaser Two Hundred Twenty Five Thousand and Fifty Five (225,055) of the Shares (the "Company's Shares"), in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Definitions

         1.1. In this Agreement and in the exhibits and schedules hereto, unless the context otherwise requires, the following terms shall bear the meanings set forth opposite them:

                  "Closing"                  The consummation of the
                                             transactions contemplated by this
                                             Agreement as provided in Section 6.


                  "Registration Statement"   The Company's Registration
                                             Statement on Form F-1 (File No.
                                             333-     ), as amended, initially
                                             filed with the U.S. Securities and

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                                       2


                                             Exchange Commission on February __,
                                             2000 attached hereto as Schedule
                                             1.1.


2.       Sale and Purchase of Shares

         2.1. Subject to the terms and conditions of this Agreement, (i) the Selling Shareholders agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Selling Shareholders, the Selling Shareholders' Shares and (ii) the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchasers agree to purchase from the Company, the Company's Shares having the rights, preferences, privileges and restrictions set forth in the form of amended Articles of Association of the Company (the "New Articles") to be adopted immediately prior to the closing of the IPO; provided, that, notwithstanding anything herein to the contrary, the Sellers shall not be obligated to sell the Shares to the Purchaser unless the Purchaser purchases all 1,000,000 Shares. The purchase and sale of the Shares is intended to be a private placement and not a public offering or part of a public offering. The Selling Shareholders and the number of Shares sold is detailed in Schedule 2.1 attached hereto.

         2.2. Each of the Selling Shareholders hereby waives, with respect to the Shares to be sold to the Purchaser hereunder, any right of first refusal, pre-emption or any other right which may be conferred on it by the Articles of Association of the Company in effect on the date hereof or by any agreement relating to the Ordinary Shares.

         2.3. The Selling Shareholders agree to assign to the Purchaser all registration rights, including piggyback rights, if any, which were attached to the Shares sold by them, prior to the Effective Date.

         2.4. The Purchaser respective Shares as noted above may change in the event any Korean law governing the transaction under this Agreement dictates so, provided that the aggregate number of Shares purchased by the Purchaser is 1,000,000 Shares.

         To the extent that any of the Selling Shareholder holds Shares as a trustee for others, it shall be the responsibility each such Selling Shareholder to procure all releases and/or waivers from all persons for whom such Selling Shareholder hold such Shares in trust. The Selling Shareholders will deliver at the Closing evidence of such release or waiver in a form reasonably satisfactory to the Purchaser.

3.       Closing

         3.1. The purchase and sale of the Shares shall be held at the Company's offices on Raoul Wallenberg Street, Tel Aviv, on the day of the closing of IPO or, if later, upon satisfaction or waiver of each of the conditions set forth in Sections 4 and 5 (such date, the "Closing Date"), unless otherwise agreed to by the Sellers and the Purchaser. However, the share certificates issued by the American Stock Transfer and Trust Company shall be delivered within 3 business days as of the Closing Date. At the Closing, each of the Selling Shareholders shall deliver to the Purchaser the number of the Selling Shareholders' Shares set forth opposite their name on Exhibit 2.1 hereto and the Company shall issue and deliver to the Purchaser the Company's Shares, in each case against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified by the Payment Agent prior to the Closing Date as set forth in Section 3.2. The per share purchase price for the Shares (the "Per Share Purchase Price") shall be equal to the per share price paid by the public for the Company's Ordinary Shares in the IPO, less any underwriting

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                  discounts and commissions; provided that in no event shall the
                  Per Share Purchase Price exceed U.S.$17.00.

         3.2. The Sellers hereby appoint RAD Data Communications Ltd. (the "Payment Agent") to receive the payment due by the Purchaser to the Sellers hereunder. The Sellers confirm and acknowledge that payments made by the Purchaser to the Payment Agent and acknowledged as received by the Payment Agent shall constitute good and sufficient receipt of such payments as if the payments were made directly to the Sellers. Except as specifically set forth in this Agreement, the Purchaser shall have no responsibility for the allocation by the Payment Agent among the Sellers of any sum paid by the Purchaser to the Payment Agent.

4.       Closing Conditions

         4.1. The obligation of the Purchaser to purchase the Shares at the Closing shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing
                  Date:

                  4.1.1.   Reserved.

                  4.1.2.   Reserved.

                  4.1.3. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the following regulatory authorities: (i) the Investment Center of the Israeli Ministry of Industry and Trade and (ii) the Office of the Chief Scientist of the Ministry of Industry and Trade; (iii) the Finance Supervisory Commission of Korea and (iv) the Ministry of Finance and Economy of Korea.(provided the approval mentioned in sub-sections (iii) and (iv) shall be obtained by the Purchaser).

                  4.1.4. The Sellers shall have delivered to the Purchaser share certificates representing the Shares (in the amounts set out in Exhibit 2.1) and, with respect to the Selling Shareholders' Shares, stock powers duly executed by the registered holders in favor of the Purchaser.

                  4.1.5. The representations and warranties made by the Selling Shareholders in Section 5 hereof and the Company in Section 6 hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same force and effect as if they had been made on and as of such date.

                  4.1.6. The closing of the initial public offering of the Company's Ordinary Shares shall have occurred.

         4.2. The obligation of each of the Sellers and the Company to sell the Shares to the Purchaser at the Closing shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date:

                  4.2.1.   Reserved

                  4.2.2.   Reserved

                  4.2.3. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the following regulatory

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                           authorities: (i) the Investment Center of the Israeli
                           Ministry of Industry and Trade and (ii) the Office of the Chief Scientist of the Ministry of Industry and Trade; ; (iii) the Finance Supervisory Commission of Korea and (iv) the Ministry of Finance and Economy of Korea.(provided the approval mentioned in sub-sections (iii) and (iv) shall be obtained by the Purchaser).

                  4.2.4. The Purchaser shall have delivered to the Payment Agent on behalf of the Sellers by wire transfer of immediately available funds the aggregate purchase price for the Shares.

                  4.2.5. The representations and warranties made by the Purchaser in Section 7 hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same force and effect as if they had been made on and as of such date.

                  4.2.6. The closing of the initial public offering of the Company's Ordinary Shares shall have occurred.

5. Representations and Warranties of the Company The Company hereby represents and warrants to the Purchaser as follows:

         5.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power and authority to carry on its business as now conducted.

         5.2. Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company hereunder and the authorization, issuance and delivery of the Company's Shares has been taken or will be taken prior to the Closing.

         5.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         5.4. No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms and provisions hereof will not conflict with, result in a breach or violation of, or constitute a default under (i) the Company's Memorandum of Association and the New Articles or (ii) any contract or agreement to which the Company is a party, except in the case of clause (ii) for such conflict, breach, violation or default which would not have a material adverse effect on the Company's business, financial condition or results of operations.

         5.5. Company's Shares. The Company's Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed, will be duly and validly issued, fully paid and nonassessable.

         5.6. Exemption from Registration. Assuming the accuracy of the Purchaser's representations set forth in Section 7 hereof, the offer, sale and issuance of the Company's Shares to the Purchaser on the Closing Date as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

         5.7. Disclosure. On the Closing Date, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading.

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6.       Representations and Warranties of the Selling Shareholders Each of the
         Selling Shareholders hereby represents and warrants to the Purchaser as follows:

         6.1. Organization and Good Standing. Such Seller is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         6.2. Authorization. All corporate action on the part of such Seller, and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of such Seller hereunder, and the transfer and delivery of such Selling Shareholders' Selling Shareholders' Shares has been taken or will be taken prior to the Closing.

         6.3. Binding Effect. This Agreement constitutes a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

         6.4. No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms and provisions hereof will not conflict with, result in a breach or violation of, or constitute a default under (i) such Selling Sharholders' organizational documents or (ii) any contract or agreement to which such Selling Shareholder is a party, except in the case of clause (ii) for such conflict, breach, violation or default which would not have a material adverse effect on such Selling Shareholders' business, financial condition or results of operations.

         6.5. Registration Statement. Such Selling Shareholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has materially adversely affected or may materially adversely affect the business of the Company or any of its subsidiaries; and the sale of Selling Shareholders' Shares owned by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement.

         6.6. Title. Such Seller is the record owner of the number of the Selling Shareholders' Shares set forth opposite the name of such Selling Shareholder on Exhibit 2.1 hereto and has good and marketable title to such Shares, free and clear of any lien or encumbrance and no third party has any rights with respect to such Shares.

7. Representations and Warranties of the Purchaser The Purchaser hereby represents and warrants to each of the Sellers as follows:

         7.1. Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Korea and has the power and authority to carry on its business as it is now being conducted.

         7.2. Authorization. All corporate action on the part of the Purchaser, and its officers, directors and shareholders necessary for the purchase of the Shares pursuant to this Agreement and the performance of its obligations hereunder has been taken or will be taken prior to the Closing.

         7.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         7.4. No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms and provisions hereof

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                  will not conflict with, result in a breach or violation of, or constitute a default under (i) the Purchaser's organizational documents or (ii) any contract or agreement to which the Purchaser is a party, except in the case of clause (ii) for such conflict, breach, violation or default which would not have a material adverse effect on the Purchaser's business, financial condition or results of operations.

         7.5. Purchase Entirely for Own Account. The Shares will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares.

         7.6. Available Information. The Purchaser has received all the information, including, but not limited to, the Registration Statement , it considers necessary or appropriate for deciding whether to purchase the Shares and has had the opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser has had access.

         7.7. Investment Experience. The Purchaser is experienced in evaluating and investing in securities of companies in the software and information technology industry and acknowledges that it is able to fend for itself, can bear the economic risk of the investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has not been organized solely for the purpose of acquiring the Shares.

         7.8. Accredited Investor. The Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D of the Securities Act.

         7.9. Purchaser not a U.S. Person. The Purchaser is not a "U.S. Person" within the meaning of Rule 902(k) of Regulation S of the Securities Act.

         7.10. Purchase made in an "offshore transaction" with "no directed selling efforts within the United States." The Purchaser was not physically present in the United States when the Purchaser was offered the Shares and the offer was not accompanied by any form of advertising in the United States or other "directed selling efforts" within the United States within the meaning of Rule 902(c) of Regulation S of the Securities Act.

         7.11. Brokerage Commissions. No broker's commissions were, or will be required to be, paid by the Purchaser in connection with this transaction.

8.       Covenants of the Purchaser

         8.1. Lock Up. Prior to the date which is 270 days after the Closing (the "Lockup Date"), the Purchaser shall not, directly or indirectly, Transfer (as defined below) or offer to Transfer any of the Shares, and the Purchaser shall sign an undertaking addressed to the underwriters in the form set forth in Exhibit
                  8.1 to such effect. In order to enforce the transfer restrictions set forth in the prior sentence, the Company may impose stop-transfer instructions with respect to the Shares until the Lockup Date. As used in this Agreement, the term "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of any of the Shares. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured

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                  creditor of the pledged Shares in complete or partial
                  satisfaction of the indebtedness for which the Shares are security.

         8.2. Market Stand-Off. In addition to the transfer restrictions set forth in Section 8.1 (which shall in no way be limited by the following), in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Purchaser shall not Transfer or offer to Transfer any of the Shares without the prior written consent of the Company and its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that such Market Stand-Off shall not exceed 270 days. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

         8.3. Standstill. The Purchaser agrees that, prior to the third anniversary of the Closing, unless specifically invited by the Company, the Purchaser will not, in any manner, directly or indirectly, effect any acquisition of Voting Securities (as defined below), or beneficial ownership thereof if, immediately after any such acquisition, the Purchaser would beneficially own, in the aggregate, Voting Securities representing more than ten percent (10%) of the outstanding Ordinary Shares of the Company. The Purchaser also agrees during such period not to make any public request (or publicize any request) of the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 8.3, including this sentence. The Purchaser also agrees not to form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or take any other action, in order to circumvent the provisions of this Section 8.3. For purposes of this Agreement, (i) the term "Voting Securities" shall refer to all securities of the Company entitled to vote generally for the election of directors, and (ii) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act. The restrictions set forth in this
                  Section 8.3 shall be ineffective if an officer of the Company, duly authorized by the Company's Board of Directors, has informed the Purchaser in writing of the Company's potential interest in entering into a sale of all or substantially all of its assets or shares or a merger in which the Company would not be the surviving corporation; provided, however, that if such acquisition, merger or sale is not consummated within sixty days of such public announcement the restrictions set forth in this Section 8.3 shall be reinstated.

         8.4. Legal Obligations. Immediately after the Closing, the Purchaser undertakes to file all the necessary documents and reports required by any relevant authority, in Israel, the US or elsewhere, and to abide by all the appropriate rules, regulations and laws applying to a forgien equity holder, including, without limitation, undertaking towards the Office of Chief Scientist to comply with the Research and Development Law and timely filing a Schedule 13D reporting the acquisition of securities of a public company with the US Securities and Exchange Commission. In general, the Purchaser will comply with the continued restrictions which will apply to it as long as it is a major shareholder, nominating a Board member and an affiliate of the Company.

         8.5.     Reserved.

9. Defaulting Selling Shareholder. If, on the Closing Date, any Selling Shareholder defaults in the performance of its obligations under this Agreement, any of the remaining non-defaulting Selling Shareholders shall have the option to sell the Selling Shareholders' Shares which the defaulting Selling Shareholders agreed but failed to sell on such Closing Date in the respective

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         proportions which the number of Selling Sharholders' Shares set forth opposite the name of each Selling Shareholder on Exhibit 2.1 hereto who elects to sell additional Ordinary Shares as a result of such default bears to the total number of Selling Shareholders' Shares set forth opposite the names of all the Selling Shareholders on Exhibit 1 hereto who elect to sell additional Ordinary Shares as a result of such default. If none (or an insufficient number) of the non-defaulting Selling Shareholders elect to sell the Shares which the defaulting Selling Shareholders agreed but failed to sell on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Selling Shareholders, the Company or the Purchaser.

10.      Notices

         10.1. Any notice, declaration or other communication required or authorized to be given by any party under this Agreement to any other party shall be in writing and shall be personally delivered or sent by facsimile transmission (with a copy by registered mail in either case) addressed to the other party at the address stated below or such other address as shall be specified by the party concerned by notice in accordance with the provisions of this Section. Any notice shall be deemed to have been received on the next following business day.

         10.2.    Addresses for the purposes of this section are as follows:


Company:        Yael Langer, Adv.
                RADVision Ltd.
                24 Raoul Wallenberg Street
                Tel-Aviv 69719, Israel
                Fax: (3) 6498248

Sellers: As appearing in the first column of Exhibit 1 with a copy to: Yael Langer, Adv.
                RADVision Ltd. Legal Department
                24 Raoul Wallenberg Street
                Tel-Aviv 69719, Israel
                Fax: (3) 6498248

Purchaser:      Byung Joo Kang, Senior Manager
                Samsung Electro-Mechanics Co., Ltd.
                314 Maetan 3-Dong, Paldal-Gu, Suwon,
                Kyunggi-Do, Korea 442-743
                Fax: (82)331-210-6363

                Tae Young Ha, Senior Manager
                Samsung Venture Investment Corp.
                16th Floor Samsung Yeok Sam Bldg. 647-9,
                Yeok Sam-Dong, KangNam-Gu, Korea 135-080
                Fax: (82)- 2-3430-5577

Payment Agent:  RAD Data Communications Ltd.
                24 Raoul Wallenberg Street
                Tel Aviv 69719
                Attention: Eitan Abramovitch
                Fax: (3) 648 7350

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                                       9


11.      General

         11.1. This Agreement shall (except for any obligation fully performed prior to or at the Closing Date) continue in full force and effect (except for provisions which, in accordance with their terms, are limited in time or otherwise, insofar as they are so limited) after the Closing Date notwithstanding that the Closing shall have occurred.

         11.2. All of the parties to this Agreement will after, as well as before and upon, the Closing Date do all acts and things and sign and execute all documents and deeds requisite for the purpose of implementing the terms of this Agreement.

         11.3. None of the rights or obligations under or pursuant to this Agreement may be assigned or transferred to any other person or entity without the written consent of all the parties except that the Sellers and the Purchaser may so transfer or assign to their respective Affiliates or between themselves, provided that the assignee shall be an Affiliate of the relevant party at the time it exercises any of its rights or obligations hereunder.

         11.4. This Agreement contains the whole agreement between the parties relating to the transactions provided for in this Agreement and supersedes all previous agreements if any between such parties in respect of such matters and each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement.

         11.5. No failure or delay by any party hereto in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise thereof or exercise of any other claim, right, power or privilege.

         11.6. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which constitute one and the same instrument.

         11.7. Except as expressly provided herein, this Agreement may be amended or terminated, and any of the terms hereof waived, only by a document in writing specifically referring to this Agreement and executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect this right at a later time. No waiver by any party hereto of a breach of any term contained in this Agreement, in any one or more instance, shall be deemed or construed as a further or continuing waiver of any such breach or a waiver of any breach of any other form.

         11.8. All Ordinary Share numbers in this Agreement give effect to the stock split and distribution of bonus shares which will take place immediately prior to the closing of the IPO.

11       Governing Law and Service of Process

         12.1 This Agreement is subject to and shall be interpreted in accordance with the laws of the State of Israel.

         12.2 For the purposes of any claim under this Agreement, the addresses of the Selling Shareholders for the purposes of service of process shall be their addresses as set forth in

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                                       10


                  the first column of Exhibit 1, or such other address as any Selling Shareholder shall notify the Purchaser in writing.

13       Arbitration

         13.1 All disputes arising out of or in connection with this Agreement and other agreements resulting herefrom, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, by three arbitrators in accordance with the said rules. The seat of arbitration shall be Tel Aviv, Israel. The procedural law of Israel shall apply where the rules are silent. The language to be used in the arbitration proceeding shall be English.

         13.2 The parties undertake to abide by and fully implement the arbitration award rendered, and this Section 13.1 shall be deemed to be an arbitration agreement in accordance with the Arbitration Law 1968.

         13.3 Each of the parties or, if there are more than one plaintiff or defendant, each of Yehuda Zisapel and Zohar Zisapel together on behalf of the Sellers and the Purchaser shall nominate one arbitrator for confirmation by the competent authority under the applicable rules ("Appointing Authority") within thirty (30) days. Both arbitrators shall agree on the third arbitrator within 30 days. In the event that an arbitrator is to be appointed by more than one party, and they fail to agree upon the identity of such arbitrator within the aforesaid time period, any other party to the arbitration may request that such arbitrator be appointed by the Appointing Authority. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, he shall be appointed by the Appointing Authority.

14 Termination At any time prior to the Closing Date, the Company shall have the right, in its sole discretion, to terminate this Agreement without any liability or adverse affect or without it being considered a breach of this Agreement, if the Company, in its sole discretion, believes that consummating the transactions contemplated by this Agreement may delay the IPO or have any adverse effect on the IPO process.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by its duly authorized representatives as of the date first above written.


Samsung Electro-Mechanics Co., Ltd


By:     /s/ Hyung-Do Lee
     -------------------------------
Name: Hyung-Do Lee
Title: President and CEO


Samsung Venture Investment Corp.


By:     /s/ Jae Han Lee
     -------------------------------
Name: Jae Han Lee
Title: C.E.O.


RADVision Ltd.


By:     /s/ Yehuda Zisapel
     -------------------------------
Name: Yehuda Zisapel
Title: Chairman of the Board of Directors



                THE REST OF THIS PAGE IS LEFT INTENTONALLY BLANK

                              SELLING SHAREHOLDERS


--------------------------------------------------------------------------------
Name and address of Selling Shareholder                    Signature
---------------------------------------                    ---------
Yehuda Zisapel                               By:                 *
                                                  -----------------------------
23 Kisufim Street                            Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Zohar Zisapel                                By:                 *
                                                  -----------------------------
54 Pinchas Street                            Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Michael & Klil Properties (93) Ltd.          By:                 *
                                                  -----------------------------
12 Hanechoshet Street                        Name: ____________________________
Tel Aviv 69710 Israel                        Title: ___________________________


--------------------------------------------------------------------------------
Lomsha Ltd.                                  By:                 *
                                                  -----------------------------
12 Hanechoshet Street                        Name: ____________________________
Tel Aviv 69710 Israel                        Title: ___________________________


--------------------------------------------------------------------------------
Amos Amir                                    By:                 *
                                                  -----------------------------
9 Eliahu Hacham Street                       Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Plonit Achzakot Ltd.                         By:                 *
                                                  -----------------------------
9 Eliahu Hacham Street                       Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Nichsei Almonit Ltd.                         By:                 *
                                                  -----------------------------
12 Hanechoshet Street                        Name: ____________________________
Tel Aviv 69710 Israel                        Title: ___________________________


--------------------------------------------------------------------------------
RAD Data Communications Ltd.                 By:                 *
                                                  -----------------------------
12 Hanechoshet Street                        Name: ____________________________
Tel Aviv 69710 Israel                        Title: ___________________________


--------------------------------------------------------------------------------
Efraim Wachtel                               By:                 *
                                                  -----------------------------
20 Hagefen Street                            Name: ____________________________
Raanana, Israel                              Title: ___________________________


--------------------------------------------------------------------------------
Daniella Ilan                                By:                 *
                                                  -----------------------------
12 Eliahu Hakim Street                       Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Yoram Holtz                                  By:                 *
                                                  -----------------------------
18 Hakotzer Street                           Name: ____________________________
Ramat Hasharon, Israel                       Title: ___________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dario Zipris                                 By:                 *
                                                  -----------------------------
9/5 Ussiskin Street                          Name: ____________________________
Ramat Hasharon, Israel                       Title: ___________________________


--------------------------------------------------------------------------------
Ilan Seidner                                 By:                 *
                                                  -----------------------------
3A Kushani Street                            Name: ____________________________
Ramat Aviv                                   Title: ___________________________


--------------------------------------------------------------------------------
Arie Oren                                    By:                 *
                                                  -----------------------------
8 Tana Street                                Name: ____________________________
Rosh Haayin, Israel                          Title: ___________________________


--------------------------------------------------------------------------------
Aaron Strossberg                             By:                 *
                                                  -----------------------------
16 Brodetsky Street                          Name: ____________________________
Rishon Lezion, Israel                        Title: ___________________________


--------------------------------------------------------------------------------
Eitan Abramovitch                            By:                 *
                                                  -----------------------------
27 Hahatzav Street                           Name: ____________________________
Mevasseret Zion, Israel                      Title: ___________________________


--------------------------------------------------------------------------------
Eli Luz                                      By:                 *
c/o Trust Company of Maritime Bank                -----------------------------
  of Israel Ltd.                               Name: __________________________
35 Ahad Ha'am Street                           Title: _________________________
Tel Aviv, Israel


--------------------------------------------------------------------------------
Lerosh Investments Ltd.                      By:                 *
c/o Trust Company of Maritime Bank                -----------------------------
  of Israel Ltd.                             Name: ____________________________
35 Ahad Ha'am Stree                          Title: ___________________________
Tel Aviv, Israel


--------------------------------------------------------------------------------
Trust Company of Maritime Bank               By:                 *
  of Israel Ltd.                                  -----------------------------
35 Ahad Ha'am Street                         Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
ECI Telecom Ltd.                             By:                 *
                                                  -----------------------------
30 Hasivim Street                            Name: ____________________________
Petach Tikva, Israel                         Title: ___________________________


--------------------------------------------------------------------------------
Factory Systemes SA                          By:                 *
                                                  -----------------------------
22, Rue Vladimir Jankelevitch Emerainville,  Name: ____________________________
77437 Marne La Vallee Cedex 2, France        Title: ___________________________


--------------------------------------------------------------------------------
Clal Venture Capital LP                      By:                 *
                                                  -----------------------------
Atidim Technology Park, Bldg. 4              Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Robert Freeman                               By:                 *
                                                  -----------------------------
407 Robbins Road                             Name: ____________________________
Neptune, New Jersey                          Title: ___________________________


--------------------------------------------------------------------------------
Shrem Pudim Kelner Trust Company Ltd.        By:                 *
                                                  -----------------------------
21 Haarbaah Street                           Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Evergreen Canada Israel Management Ltd.      By:                 *
                                                  -----------------------------
c/o Evergreen Israel                         Name: ____________________________
96 Rothschild Blvd.                          Title: ___________________________
Tel Aviv, Israel


--------------------------------------------------------------------------------
IJT Technologies Ltd.                        By:                 *
                                                  -----------------------------
c/o Evergreen Israel                         Name: ____________________________
96 Rothschild Blvd.                          Title: ___________________________
Tel Aviv, Israel


--------------------------------------------------------------------------------
Periscope I Fund LP, an Israeli partnership  By:                 *
c/o Evergreen Israel                              -----------------------------
96 Rothschild Blvd.                          Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________


--------------------------------------------------------------------------------
Periscope I Fund LP, a Delaware partnership  By:                 *
c/o Evergreen Israel                              -----------------------------
96 Rothschild Blvd.                          Name: ____________________________
Tel Aviv, Israel                             Title: ___________________________
--------------------------------------------------------------------------------

* By:  /s/ Yehuda Zisapel
    ----------------------------
       Yehuda Zisapel
       Attorney-in-fact